Exhibit 99.1

NEWS from

801 Louisiana, Suite 700

Houston, Texas 77002

Phone (713) 780-9494

Fax (713) 780-9254

Contact:
Robert C. Turnham, President	Traded: OTC Markets (GDPM)
Robert T. Barker, Interim-CFO

FOR IMMEDIATE RELEASE

GOODRICH PETROLEUM REMINDS HOLDERS OF ITS UNSECURED NOTES AND

PREFERRED STOCK TO MAKE ELECTION ON EXCHANGE OFFERS BY APRIL 8,

2016

HOUSTON, April 5, 2016 /PRNewswire/ — Goodrich Petroleum Corporation (OTC Markets: GDPM) (the “Company”) today reminds the holders of its unsecured notes and preferred stock to make their election on its previously announced exchange offers by 5:00 pm, New York City time, on April 8, 2016. Holders who have already tendered their unsecured notes or preferred stock do not have to re-tender their notes or shares or take any other action as a result of the previous extensions of the exchange offers.

The terms and conditions of the exchange offers were set forth in the Offers to Exchange, dated January 26, 2016, each as amended and restated on February 5, 2016 (the “Offers to Exchange”), and the Amended and Restated Letter of Transmittals (the “Letters of Transmittal”), and the other related materials that the Company distributed to holders of the Existing Unsecured Notes (as defined in the Offers to Exchange) and Existing Preferred Stock (as defined in the Offers to Exchange), which were filed with the Securities and Exchange Commission (“SEC”) as exhibits to the Schedule TOs on January 26, 2016 and February 5, 2016 (the “Original Tender Offer Materials”). The Original Tender Offer Materials have been amended and supplemented by Amendment No. 2 to the Schedule TOs, which were filed with the SEC on February 16, 2016, Amendment No. 3 to the Schedule TOs, which were filed with the SEC on February 25, 2016, Amendment No. 4 to the Schedule TOs, which were filed with the SEC on March 3, 2016 Amendment No. 5 to the Schedule TOs, which were filed with the SEC on March 8, 2016, Amendment No. 6 to the Schedule TOs, which were filed with the SEC on March 9, 2016, and Amendment No. 7 to the Schedule TOs, which were filed with the SEC on March 17, 2016, Amendment No. 8 to the Schedule TOs, which were filed with the SEC on April 1, 2016 (collectively, the “Schedule TO Amendments”). The term “tender offer,” when used in this release, shall refer to the terms and conditions described in the Original Tender Offer Materials, as amended and supplemented by the Schedule TO Amendments and this press release.

Copies of the Offers to Exchange and Letters of Transmittal may be found on the Company’s website at www.goodrichpetroleum.com and may be obtained from the Exchange Agent or the Information Agent for the exchange offers as follows:

•	Georgeson, Inc., at 888-607-6511 (toll free) or www.georgeson.com

•	American Stock Transfer & Trust Company, LLC, at (877) 248-6417 (toll free) or (718) 921-8317 or www.americanstocktransfer.com

THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION TO BUY ANY OF THE EXISTING PREFERRED STOCK OR EXISTING UNSECURED NOTES NOR IS IT A SOLICITATION FOR ACCEPTANCE OF THE EXCHANGE OFFERS. THE COMPANY IS MAKING THE PREFERRED EXCHANGE OFFERS AND UNSECURED NOTES EXCHANGE OFFERS ONLY BY, AND PURSUANT TO THE TERMS OF, THE AMENDED AND RESTATED OFFERS TO EXCHANGE AND THE AMENDED AND RESTATED LETTERS OF TRANSMITTAL. THE PREFERRED EXCHANGE OFFERS AND UNSECURED NOTES EXCHANGE OFFERS, AS AMENDED, ARE NOT BEING MADE IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. NONE OF THE COMPANY, THE INFORMATION AGENT OR THE EXCHANGE AGENT FOR THE EXCHANGE OFFERS MAKES ANY RECOMMENDATION IN CONNECTION WITH THE EXCHANGE OFFERS. THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS UNLAWFUL.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as “forward looking statements.” Such forward-looking statements are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other subsequent filings with the SEC. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Goodrich Petroleum is an independent oil and gas exploration and production company listed on the OTC Markets.

SOURCE Goodrich Petroleum Corporation

Robert C. Turnham, Jr., President, +1-713-780-9494